UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15241 Barranca Parkway, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(a)	Patent Assignment and Option and Amended and Restated Agreement with Les Laboratoires Servier

As previously reported, in October 2000 Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a licensing agreement (the “Prior Agreement”) with Adir et Compagnie (which entity subsequently merged with its parent, Les Laboratoires Servier and is referred to herein as “Servier”), under which the Company granted certain license rights to Servier. As also previously reported, on June 10, 2011, the Company and Servier entered into a Patent Assignment and Option and Amended and Restated Agreement (the “Amended and Restated Agreement”) in order to, among other things, provide Servier with an exclusive option (the “Option”) to purchase the Company’s remaining rights to the jointly discovered high impact AMPAKINE® compound, CX1632 (S47445). The Amended and Restated Agreement included an immediate upfront non-refundable payment by Servier of $1,000,000 for the Option, which the Company received during June 2011.

In accordance with the terms of the Amended and Restated Agreement, Servier provided notification to the Company of its exercise of the Option on September 30, 2011. As a result, the Company will receive an additional $2,000,000 from Servier and Servier will be required to pay certain royalties and milestone payments to the University of California (either directly or indirectly through the Company per the terms of the Amended and Restated Agreement). Additionally, as a result of Servier’s exercise of the Option, (i) the Company will execute a patent assignment, (ii) Servier will acquire sole ownership of the global patent rights to CX1632, along with a sub-license of the Company’s rights to all indications licensed from the University of California for use with CX1632, and (iii) the Company will not be entitled to any royalties or further payments from Servier’s development and commercialization of CX1632. As part of the Amended and Restated Agreement, the Company agreed to waive its rights to any causes of action against Servier for infringement of any patent rights claiming the composition of matter of CX1632 (to the extent of the composition of matter of CX1632 only) that it may have in connection with the development, manufacture, use, commercialization, distribution and sale of any composition for administration to humans containing CX1632 as a pharmaceutically active ingredient.

On October 6, 2011, the Company issued a press release announcing Servier’s exercise of the Option. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The foregoing summary of the Amended and Restated Agreement is qualified in its entirety by reference to such Agreement, a copy of which was filed as an exhibit to the Company’s Form 10-Q for the quarterly period ended June 30, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

Dated: October 6, 2011	By:	/s/ Maria S. Messinger
Maria S. Messinger, Vice President and Chief Financial Officer

S-1

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 6, 2011.